As filed with the  Securities  and Exchange  Commission on August 6, 1996.
                                                 Registration No. 333-________
- ------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            SPURLOCK INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                   Virginia                               84-1019856
         (State or other jurisdiction                  (I.R.S. employer
       of incorporation or organization)            identification number)

         5090 General Mahone Highway
                  P.O. Box 8                                23890
              Waverly, Virginia                           (Zip code)
   (Address of principal executive offices)


                               ------------------

                            SPURLOCK INDUSTRIES, INC.
                            1995 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                             H. Norman Spurlock, Jr.
                          Vice President and Secretary
                           5090 General Mahone Highway
                                   P.O. Box 8
                             Waverly, Virginia 23890
                                 (804) 834-3113
                          (Name, address and telephone
                          number of agent for service)
                                   -----------



                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================

                                                                                          Proposed
       Title of securities            Amount to be          Proposed maximum           maximum aggregate          Amount of
        to be registered              registered(1)    offering price per share(2)      offering price        registration fee

- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value.......        500,000                 $.8435                    $421,750                 $146

==================================================================================================================================


(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant. (2) Pursuant to Rule 457(h), the offering price is based on the average of the bid ($.50) and asked ($1.187) prices as reported on the OTC Bulletin Board for August 1, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         The description of the Common Stock to be registered hereunder is set forth as follows:

Authorized and Outstanding Capital Stock

         The Registrant's authorized capital stock consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"). On July 15, 1996, there were 6,725,066 shares of the Common Stock and no shares of the Preferred Stock issued and outstanding. All of the outstanding shares of the Common Stock are validly issued, fully paid and non-assessable.

         Common Stock. The holders of the Common Stock are entitled to one vote for each share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of the Preferred Stock, the holders of such shares exclusively possess all voting power. The Amended and Restated Articles of Incorporation of the Registrant (the

"Articles") do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of the Preferred Stock created by the Board of Directors from time to time, the holders of the Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Registrant available for distribution to such holders.

         Preferred Stock. Under the Articles, the Board of Directors, without shareholder approval, is authorized to issue shares of the Preferred Stock in one or more series and to designate, with respect to each such series of the Preferred Stock, the number of shares in each such series, the dividend rates, preferences and date of payment, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, voluntary and involuntary liquidation preferences, the availability of redemption and the prices at which it may occur, the rights, if any, and the terms and conditions upon which shares can be converted into or exchanged for shares of any other class or series, and the voting rights, if any. Any issued Preferred Stock may be senior to the Common Stock as to dividends and as to distribution in the event of liquidation, dissolution or winding up of the Registrant. The ability of the Board of Directors to issue the Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of the Common Stock.

         The Registrant believes that the Preferred Stock will provide the Registrant with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. Having such authorized shares available for issuance will allow the Registrant to issue shares of the Preferred Stock without the expense and delay of a special shareholders' meeting. The authorized shares of the Preferred Stock, as well as shares of the Common Stock, will be available for issuance without further action by shareholders, unless such action is required by applicable law or the rules of any stock exchange or stock market on which the Registrant's securities may be listed. Although the Board of Directors has no intention at the present time of doing so, it could issue a series of the Preferred Stock that, subject to certain limitations imposed by the securities laws, could impede the completion of a merger, tender offer, takeover attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then current market price of such stock. This impediment might be accomplished by, among other things, selling a substantial number of shares of the Preferred Stock to persons who have an arrangement with the Registrant concerning the voting of such shares, or by distributing shares of the Preferred Stock, or rights to receive such shares, to the shareholders. In this respect, certain corporations have issued as a dividend to their common stockholders shares of preferred stock or rights to acquire shares of preferred stock having terms designed to encourage negotiated rather than unilateral takeover proposals and to protect against the adverse consequences of certain abusive takeover tactics such as open market accumulation programs and partial and front-end loaded takeovers and freezeouts. The shares of authorized Preferred Stock would be available for such purposes, and the Board of Directors from time to time may consider issuing shares of the Preferred Stock for such purposes. The ability to issue shares of the Preferred Stock also would allow the Board of Directors to issue shares only to shareholders supportive of management's position. This ability could provide management with the means to block a business combination considered desirable by some shareholders. In addition, the Board of Directors could authorize the issuance of a series of the Preferred Stock that votes as a class, either separately or with the holders of the Common Stock, on any merger, sale or exchange of assets by the Registrant or any other extraordinary corporate transaction. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of the Registrant and its shareholders at the time of issuance.

         Preemptive Rights. No holder of any share of the Common Stock or the Preferred Stock, now or hereafter authorized, shall have any preemptive right to subscribe to any securities of the Registrant of any kind or class.

Liability and Indemnification of Directors and Officers

         As permitted by the Virginia Stock Corporation Act (the "Virginia Act"), the Articles contain provisions which indemnify directors and officers of the Registrant to the full extent permitted by Virginia law and seek to eliminate the personal liability of directors and officers for monetary damages to the Registrant or its shareholders for breach of their fiduciary duties, except to the extent that such indemnification or elimination of liability is prohibited by the Virginia Act. These provisions do not limit or eliminate the rights of the Registrant or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's or officer's fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

         In addition, the Articles provide for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. In certain cases, this right of indemnification extends to judgments or penalties assessed against them. The Registrant may limit its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

         The purpose of these provisions is to assist the Registrant in retaining qualified individuals to serve as directors by limiting their exposure to personal liability for serving as such. On December 21, 1995, Air Resources Corporation ("Air Resources"), the predecessor to the Registrant pursuant to an Agreement and Plan of Merger, dated as of February 15, 1996, between Air Resources and the Registrant (the "Merger Agreement"), and effective July 15, 1996 (the "Effective Date"), entered into an Indemnification Agreement with Phillip S. Sumpter upon his appointment to the Board of Directors. The
Indemnification Agreement provides for the indemnification of Mr. Sumpter against claims, losses, liabilities, damages, costs and expenses that he may suffer as a result of his service as a director of Air Resources, to the full extent that such indemnification is permitted and not prohibited by applicable federal or state law, including securities law, or the Certificate of Incorporation of Air
Resources. The Registrant has succeeded to and assumed all the rights and obligations of Air Resources under the Indemnification Agreement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to officers and directors pursuant to the foregoing provisions or otherwise, the Registrant understands that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification with respect to the capital stock of the Registrant is asserted by an officer or a director (except for the payment of expenses incurred in the successful defense of any claim), the Registrant, unless the question has already been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Anti-Takeover Effects of Certain Provisions of the Articles and Bylaws

         The Articles contain several provisions that will make more difficult the acquisition of control of the Registrant by various means, such as a tender offer or open market purchases not approved by the Board of Directors or a proxy contest. The Bylaws of the Registrant (the "Bylaws") also contain provisions that could have an anti-takeover effect.

         The purposes of these provisions are to discourage certain types of non-negotiated transactions and to encourage persons seeking to acquire control of the Registrant to consult first with the Board of Directors to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of the Registrant to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to shareholders of the Registrant, or an unsolicited proposal for the restructuring or sale of all or part of the Registrant.

         These provisions will help ensure that the Board of Directors, if confronted by a proposal from a third party, will have sufficient time to review the proposal and any alternatives thereto and to act in what it believes to be the best interests of the shareholders.

         These provisions may make difficult and may discourage a merger, tender offer or proxy fight even if such a transaction could prove favorable to the interests of the shareholders and may delay or frustrate the assumption of control by a holder of a large block of the Registrant's capital stock and the removal of incumbent management, even if such removal might be beneficial to shareholders. Furthermore, these provisions may deter or could be utilized to frustrate a future takeover attempt which is not approved by the incumbent Board of Directors, but which the holders of a majority of the shares may deem to be in their best interests or in respect of which shareholders may receive a substantial premium for their stock over prevailing market prices of such stock. By discouraging takeover attempts, these provisions might have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of stock which often result from actual or rumored takeover attempts.

         Set forth in the following sections are descriptions of such provisions of the Articles and Bylaws. Capitalized terms used and not defined herein are defined in the Articles or Bylaws, as the case may be.

Classified Board of Directors

         The Articles provide that, commencing with the first shareholders' meeting at which directors are elected, the Board of Directors shall be divided into three classes, as nearly equal in number as is reasonably possible, with one class of directors serving until the 1997 annual meeting, one class serving until the 1998 annual meeting, and one class serving until the 1999 annual meeting of the Registrant's shareholders. Beginning with the 1997 annual meeting of shareholders, one class of directors will be elected each year for a three-year term.

         The Registrant believes that a classified board of directors will help to assure the continuity and stability of the Board of Directors and the Registrant's business strategies and policies as determined by the Board of Directors because generally a majority of the directors at any given time will have had prior experience as directors of the Registrant. The classification of directors also will have the effect of making it more difficult for shareholders to change the composition of the Board of Directors in a relatively short period of time. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Such a delay may help ensure that the Board of Directors, if confronted by a shareholder conducting a proxy contest or an extraordinary corporate transaction, will have sufficient time to review the proposal and any alternatives to the proposal and to act in what it believes is the best interests of the shareholders.

Number of Directors; Vacancies and Removal

         The Articles provide that the Board of Directors will consist of not less than three nor more than eleven directors, and the exact number of directors will be determined from time to time by resolution adopted by a majority of the total number of directors which the Registrant would have if there were no vacancies (the "Whole Board") or by the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast by the Voting Stock. In addition, the Articles provide that, subject to any rights of the holders of the Preferred Stock, only a majority of the Board of Directors then in office shall have the authority to fill any newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause. Accordingly, the Board of Directors could prevent any shareholder from obtaining majority representation on the Board of Directors by enlarging the Board of Directors and filling the new directorships with its own nominees.

         Moreover, the Articles provide, subject to any rights of the holders of any class or series of the Preferred Stock, that directors may be removed only for cause and only by the affirmative vote of holders of at least eighty percent (80%) of the votes entitled to be cast by the Voting Stock. The term "Voting Stock" is defined in the Articles to mean the outstanding shares of all classes and series of capital stock of the Registrant entitled to vote on a matter and voting together as a single voting group. This provision, when coupled with the provision of the Articles authorizing only the Board of Directors to fill vacant directorships, will preclude shareholders from removing incumbent directors without cause and filling the vacancies created by such removal with their own nominees.

Limitations on Shareholder Action by Written Consent; Special Meetings

         The Virginia Act permits shareholder action by written consent in lieu of a meeting only when consents are obtained from all of the shareholders who would be entitled to vote on the matter at a shareholders meeting. In the absence of unanimous written consent, shareholder action may be taken only at an annual or special meeting of shareholders. The Articles provide that, subject to the rights of holders of any class or series of the Preferred Stock, special meetings of shareholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board and may not be called by the shareholders. The business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting by or at the direction of the Board of Directors.

         The provisions of the Virginia Act restricting shareholder action by written consent may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by the Chairman of the Board or a majority of the Whole Board. Moreover, a shareholder could not force shareholder consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of shareholders prior to the time that the Board of Directors believed such consideration to be appropriate.

Advance Notice Provision for Shareholder Proposals and Shareholder Nominations of Directors

         The Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors (the "Nomination Procedure") and with regard to matters to be brought before an annual meeting of shareholders at the request of a shareholder (the "Business Procedure").

         The Nomination Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors, or by a shareholder who has given timely prior written notice to the Secretary of the Registrant prior to the meeting at which directors are to be elected, will be eligible for election as directors. The Business Procedure provides that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given timely prior written notice to the Secretary of the Registrant of such shareholder's intention to bring such business (which business must otherwise be a proper matter for shareholder action) before the meeting. In the case of the annual meeting, notice to be timely must be received by the Registrant not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. In the case of a special meeting or of an annual meeting that is more than 30 days before or more than 60 days after the anniversary date of the preceding year's annual meeting, notice to be timely must be received by the Registrant not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the date on which public announcement is first made of the date of the meeting by the Registrant.

         Under the Nomination Procedure, notice to the Registrant from a shareholder who proposes to nominate a person at a meeting for election as a director must contain certain information about that person, including name, age, principal occupation, the class and number of shares of the Registrant's capital stock beneficially owned, such person's consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee in an election contest, and certain information about the shareholder proposing to nominate that person. Under the Business Procedure, notice relating to the conduct of business other than the nomination of directors at an annual meeting must contain certain information about such business and about the shareholder who proposes to bring the business before the meeting, including a brief description of the business the shareholder proposes to bring before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder in the business so proposed. In addition, a shareholder giving notice pursuant to these provisions of the Bylaws must provide the name and address of such shareholder and of any beneficial owner on whose behalf the nomination or proposal is made and the class and number of shares of the Registrant's capital stock which are owned beneficially and of record by such shareholder and such beneficial owner. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before the meeting in accordance with the above-mentioned procedures.

         By requiring advance notice of nominations by shareholders, the Nomination Procedure affords the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, to inform shareholders about such qualifications. By requiring advance notice of proposed business, the Business Procedure provides a more orderly procedure for conducting annual meetings of shareholders and, to the extent deemed necessary or desirable by the Board of Directors, provides the Board of Directors with a meaningful opportunity to inform shareholders, prior to such meetings, of any business proposed by a shareholder to be conducted at such meetings, together with any recommendations as to the Board of Directors' position or belief as to action to be taken with respect to such business. The Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Registrant, even if the conduct of such solicitation or such attempt might be believed by a shareholder to be beneficial to the Registrant and its shareholders.

Transactions with Certain Interested Shareholders

         Provisions of the Articles. Article VII of the Articles ("Article VII") provides that the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the Voting Stock shall be required for the approval of transactions with certain interested shareholders. Such supermajority approval would be required for (i) a merger or consolidation involving any person or entity who directly or indirectly owns or controls ten percent (10%) or more of the votes entitled to be cast by the Voting Stock (an "Interested Shareholder") at the record date for determining shareholders entitled to vote on such merger or consolidation or (ii) a sale, lease or exchange of substantially all of the Registrant's assets and property to or with an Interested Shareholder, or a sale, lease or exchange of substantially all of the assets and property of an Interested Shareholder to or with the Registrant. In addition, Article VII provides that the same 80% vote shall be required for the approval of certain transactions, including a reclassification of securities, recapitalization, share exchange or other transaction designed to decrease the number of holders of the Common Stock remaining after any person or entity has become an Interested Shareholder. Notwithstanding the foregoing, the supermajority approval requirement will not apply to any transaction that is approved by the Board of Directors prior to the time that the Interested Shareholder becomes an Interested Shareholder.

         For purposes of Article VII, a person or entity shall not be deemed to be an Interested Shareholder if (i) on the Effective Date of the Merger Agreement, such person or entity was the beneficial owner of shares representing 10% or more of the votes entitled to be cast by the Voting Stock or (ii) such person or entity became the beneficial owner of such shares as a result of acquiring shares from a person or entity specified in (i) above by gift, testamentary bequest or the laws of descent and distribution and who has continued thereafter to be the beneficial owner of shares representing 10% or more of the votes entitled to be cast by the Voting Stock. The effect of this provision is to permit shareholders who will beneficially own more than 10% of the Common Stock on the Effective Date of the Merger Agreement to effect transactions with the Registrant without compliance with the supermajority voting requirement of Article VII.

         Provisions of the Virginia Act. The Virginia Act contains provisions governing "Affiliated Transactions" designed to deter certain coercive two-tier takeovers of Virginia corporations. Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Act, an Interested Shareholder is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

         Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the "Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation's board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and
(ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the corporation's board of directors. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than those beneficially owned by the Interested Shareholder.

         The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. The fair price requirements also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder, unless approved by a majority of the Disinterested Directors.

         None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such a person an Interested Shareholder was approved by a majority of the Disinterested Directors.

         The provisions of the Virginia Act governing Affiliated Transactions are inapplicable to transactions with the Registrant until the Registrant has more than 300 shareholders of record. In addition, the Affiliated Transactions provisions provide that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Registrant has not adopted such an amendment.

Control Share Acquisitions

         The Virginia Act contains provisions regulating certain "control share acquisitions," which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 331/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. If the acquiring person's shares are not accorded voting rights (or if no request for a special meeting is made by an acquiror), the corporation may, if authorized by its charter and bylaws prior to the control share acquisition, purchase the acquiring person's shares at their cost to the acquiring person. Article VIII of the Articles authorizes the repurchase of any acquiring person's shares that are not accorded voting rights under the control share provisions of the Virginia Act. If voting rights are approved and the acquiring person controls fifty percent (50%) or more of the voting power, all shareholders other than the acquiring person have dissenters' rights which enable them to receive the "fair value" of their shares. "Fair value" is not less than the highest price paid in the control share acquisition. The Virginia Act permits corporations to opt-out of its provisions by adopting a bylaw or charter provision prior to a control share acquisition stating that the control share provisions of the Virginia Act shall not apply. The Articles and Bylaws do not contain a provision opting-out of the control share provisions of the Virginia Act. The provisions of the Virginia Act relating to "control share acquisitions" are inapplicable to a corporation until it has more than 300 shareholders.

Other Applicable Shareholder Voting Requirements

         In general, under current provisions of the Virginia Act, most mergers, share exchanges, sales of substantially all of the assets and reclassifications of securities or plans for the dissolution of a corporation must be approved by the board of directors and by the vote of the holders of more than two-thirds of the outstanding shares entitled to vote thereon, unless the corporation's articles of incorporation provide for a higher or lower (but not less than a majority) vote. The Articles provide that such transactions require the approval of only a majority of the votes entitled to be cast by the Voting Stock, unless
Article VII of the Articles or Article 14 of the Virginia Act (Affiliated Transactions) impose a higher requirement. Under the Articles, the holder of each outstanding share of the Common Stock is entitled to one vote per share on all such matters.

Amendment of Certain Provisions of the Articles and Bylaws

         The Articles require the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the Voting Stock to amend certain provisions of the Articles (including the provisions discussed above under "Classified Board of Directors;" "Number of Directors; Vacancies and Removal;" "Limitations on Shareholder Action by Written Consent;

Special Meetings;" and "Transactions with Certain Interested Shareholders"). The Articles and Bylaws also require an 80% vote of the shareholders to amend the Bylaws. The Bylaws may also be amended by the Board of Directors. These provisions will make it more difficult for shareholders to make changes in the Articles and Bylaws, including changes designed to facilitate the exercise of control over the Registrant. In addition, the requirement for approval by at least an 80% shareholder vote will enable the holders of a minority of the Registrant's capital stock to prevent holders of a less-than-80% majority from amending such provisions of the Articles and Bylaws.


Item 5.  Interests of Named Experts and Counsel

         Williams, Mullen, Christian & Dobbins, counsel to the Registrant, has rendered its opinion that the shares of Common Stock which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. Attorneys employed by the firm beneficially owned an aggregate of 40,000 shares of the Registrant's Common Stock as of July 30, 1996.


Item 6.  Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         The Amended and Restated Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Amended and Restated Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:


4.1 Amended and Restated Articles of Incorporation of Spurlock Industries, Inc., attached as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, as amended, filed with the Commission on August 2, 1996, incorporated herein by reference.

4.2 Bylaws of Spurlock Industries, Inc., attached as Exhibit 4.2 to the Registrant's Registration Statement on Form 8-A, as amended, filed with the Commission on August 2, 1996, incorporated herein by reference.

4.3      Spurlock Industries, Inc. 1995 Stock Incentive Plan.

5.1      Opinion of Williams, Mullen, Christian & Dobbins.

23.1     Consent of Williams, Mullen, Christian & Dobbins (included in Exhibit
         5.1).


Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most
                                recent  post-effective   amendment  thereof)
                                which,  individually  or in  the  aggregate,
                                represent  a   fundamental   change  in  the
                                information set
                                  forth   in   the   Registration   Statement.
                                  Notwithstanding the foregoing,  any increase
                                  or decrease in volume of securities  offered
                                  (if the  total  dollar  value of  securities
                                  offered  would  not  exceed  that  which was
                                  registered)  and any deviation  from the low
                                  or  high  and  of  the   estimated   maximum
                                  offering  range may be reflected in the form
                                  of  prospectus  filed  with  the  Commission
                                  pursuant   to  Rule   424(b)   if,   in  the
                                  aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and


                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Sussex, Commonwealth of Virginia, on July 26, 1996.

                                         SPURLOCK INDUSTRIES, INC.



                                         By: /s/ Harold N. Spurlock
                                         Harold N. Spurlock
                                         President, Chairman of the Board and
                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                  Signature                                         Title                                 Date
                  ---------                                         -----                                 ----




/s/ Harold N. Spurlock                          President, Chairman of the Board,                    July 26, 1996
- ---------------------------------------------
             Harold N. Spurlock                 Chief Executive Officer and
                                                Director



/s/ Irvine R. Spurlock                          Executive Vice President and                         July 26, 1996
- ---------------------------------------------
             Irvine R. Spurlock                 Director




/s/ H. Norman Spurlock, Jr.                     Vice President, Secretary and                        July 26, 1996
- ---------------------------------------------
           H. Norman Spurlock, Jr.              Director
                                                (Chief Financial Officer)



/s/ Warren E. Beam, Jr.                         Treasurer and Controller                             July 26, 1996
- ---------------------------------------------
             Warren E. Beam, Jr.                (Chief Accounting Officer)










/s/ Phillip S. Sumpter                          Director                                             July 26, 1996
- ---------------------------------------------
             Phillip S. Sumpter





                                                   EXHIBIT INDEX



      Number         Exhibit


       4.1           Amended and Restated Articles of Incorporation of Spurlock Industries,
                     Inc., attached as Exhibit 4.1 to the Registrant's Registration Statement on
                     Form 8-A, as amended, filed with the Commission on August 2, 1996, incorporated herein by reference.

       4.2           Bylaws of Spurlock Industries, Inc., attached as Exhibit 4.2 to the
                     Registrant's Registration Statement on Form 8-A, as amended, filed with the
                     Commission on August 2, 1996, incorporated herein by reference.

       4.3           Spurlock Industries, Inc. 1995 Stock Incentive Plan.

       5.1           Opinion of Williams, Mullen, Christian & Dobbins.

       23.1          Consent of Williams, Mullen, Christian & Dobbins (included in Exhibit
                     5.1).

